TWELFTH AMENDMENT OF LEASE

THIS TWELFTH AMENDMENT TO LEASE, dated the _____ day of September, 2007, made by and among LAKE PARK 1000 WOODBURY ROAD LLC, a Delaware Limited Liability Company and CLK-HP 1000 WOODBURY ROAD LLC, a Delaware Limited Liability Company, having an office located at 7600 Jericho Turnpike, Suite 400, Woodbury, New York 11797 (“Landlord”) and DELTA FUNDING CORPORATION, having an office located at 1000 Woodbury Road, Woodbury, New York 11797 (“Tenant”).

WHEREAS, Landlord is the owner of the real property and building located thereon commonly known as and located at 1000 Woodbury Road, Woodbury, New York 11797 (“Building”); and

WHEREAS, pursuant to that certain Agreement of Lease dated November 1, 1993, as amended by First Amendment to Lease dated January 20, 1994, Second Amendment to Lease dated March 23, 1994, Third Amendment to Lease dated December 8, 1995, Fourth Amendment to Lease dated December 8, 1995, Fifth Amendment to Lease dated March 4, 1996, Assignment dated July 30, 1996, Sixth Amendment to Lease dated August 28, 1997, Seventh Amendment to Lease dated October 29, 1997, Eighth Amendment to Lease dated April 2, 1998, Ninth Amendment to Lease dated February 16, 2001, Tenth Amendment to Lease dated April 10, 2003 and Eleventh Amendment to Lease dated September 9, 2005, between The Tilles Investment Company, predecessor-in-interest to Landlord leased to Commercial Capital Corp. of New York, predecessor-in-interest to Tenant, portions of the Second (2nd) and Third (3rd) floors in the Building which for all purposes shall be deemed to consist of 94,358 rentable square feet and which premises are more particularly described in the Lease (“Demised Premises”)  for a Term which expires on March 31, 2008; and

WHEREAS, Landlord and Tenant now desire to amend the Lease by extending the term thereof, and in other respects as hereinafter provided;

NOW THEREFORE, in consideration of the sum of $10.00, the mutual agreements of parties hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Effective upon full execution and delivery of this Twelfth Amendment, the Term of the Lease is hereby extended for a period of Two (2) Years commencing on April 1, 2008 and continuing through and including March 31, 2010, both dates inclusive (the “Extension Term”) upon the terms and conditions set forth herein.

2.           From April 1, 2008 through March 31, 2009, the annual Basic Rent for the Demised Premises shall be $2,781,432.92, payable in equal monthly installments of $231,806.15 on the first day of each month during the first year of the Extension Term.

3.           From April 1, 2009 through March 31, 2010, the annual Basic Rent for the Demised Premises shall be $2,878,783.07, payable in equal monthly installments of $239,919.37 on the first day of each month during the second year of the Extension Term.

4.           Effective April 1, 2008, Section 3.4 (A) of the Lease, as previously amended, shall be further amended to provide that “…Tenant’s Energy Base = $283,074.00…”.

5.           Effective April 1, 2008, (a) Section 4.3 (A) of the Lease, as previously amended, shall be further amended to provide that “Tenant shall pay the sum of $283,074.00 per year payable in equal monthly installments of $23,589.50 each in advance.”, and (b) the last paragraph of Section 4.4 of the Lease shall be deleted in its entirety and replaced with the following: “Notwithstanding the above, upon Tenant’s request made monthly in advance of the month for which such overtime service is requested, Landlord shall furnish overtime heat and air-conditioning service to up to 50,000 square feet reasonably designated by Tenant within the Demised Premises between the hours of 6:00 P.M. to 9:00 P.M., Monday through Friday, exclusive of Holidays, at no additional cost to Tenant, provided however, in no event shall Landlord be required to furnish such overtime service if the areas designated by Tenant would require Landlord to activate zones covering areas in excess of 50,000 square feet.”.

6.           Effective upon full execution and delivery of this Twelfth Amendment, Sections 13.2 (A) (i) and (ii) shall be amended to provide that an Event of Default shall occur if Tenant fails to pay any monthly installment of Basic Annual Rent or Additional Rent or fails to make any other payment required under the Lease within five (5) days after written notice of such failure from Landlord.

7.           Tenant acknowledges that it is currently in possession of the Demised Premises and Landlord shall not be obligated to make any improvements, alterations or repairs whatsoever to the Demised Premises and Tenant hereby acknowledges that it has accepted possession of the Demised Premises in its current "as-is" physical condition.

8.           The following is inserted as Article XXVII of the Lease:

ARTICLE XXVII

LETTER OF CREDIT
Section 27.1     Tenant shall deposit with Landlord, to ensure the faithful performance and observance by Tenant of the terms, provisions, conditions and covenants of this Lease  (a) upon execution of this Lease, an irrevocable, clean, commercial letter of credit in the sum of Two Hundred Thirty-One Thousand Eight Hundred Six and 15/100 ($231,806.15)Dollars (the “First L/C”); and (b) on or before February 1, 2008 an irrevocable, clean, commercial letter of credit in the additional sum of Nine Hundred Twenty-Seven Thousand Two Hundred Twenty-Four and 60/100 ($927,224.60)Dollars (the “Second L/C”), it being intended that there be held by Landlord at all times during the Extension Term letter(s) of credit in the total amount of One Million One Hundred Fifty-Nine Thousand Thirty and 77/100 ($1,159,030.77) Dollars (the “L/C Amount”, which First L/C together with the Second L/C are hereinafter referred to collectively as the “Letter of Credit”). Tenant acknowledges and agrees that such Letter of Credit is intended to be a third-party guaranty of Tenant’s obligations under the Lease, and is provided to protect Landlord’s right to receive its full, unlimited damages in the event of Tenant’s default.  Tenant agrees that, in the event Tenant defaults in the performance and observance of the terms, provisions, conditions and covenants of the Lease  (including without limitation, the payment of Basic or Additional Rent), beyond any applicable notice and cure periods, Landlord may use-, or, apply the whole or any part of the L/C Amount to the extent required for the payment of Basic Rent, Additional Rent, or any other sums as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of Tenant's default, in respect of the terms, provisions, conditions and covenants of this Lease (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord).  In the event that Landlord applies any portion or all of such L/C Amount, Tenant shall forthwith restore the L/C Amount so applied.  Tenant covenants that it will not assign or encumber, or attempt to assign or encumber the Letter of Credit and that neither Landlord nor its successors and/or assigns shall be bound by any such assignment, or attempted encumbrance.  In the event that no event of default beyond any applicable notice and cure periods shall have occurred and be continuing at the end of the Term, the Landlord shall assist Tenant in the cancellation or surrender of such Letter of Credit within forty-five (45) days after Tenant delivers possession of the Demised Premises to Landlord as provided for in this Lease.

                 Section 27.2     In the event of a sale of the Building, or Landlord’s interest therein, or of a leasing of the Building, Landlord shall transfer the Letter of Credit to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the  cancellation or surrender of such Letter of Credit.  Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit as Landlord shall reasonably request.

                 Section 27.3     The Letter(s) of Credit required under this Article shall be in the form of an irrevocable, clean, commercial letter of credit in the amounts specified in this Article, issued by a bank which is a "money center" bank, is authorized by the State of New York to and does conduct banking business in New York State and is a member of the New York Clearing House Association, which shall permit Landlord (a) to draw thereon at a bank location in Nassau County up to the full amount of the credit evidenced thereby in the event of any default by Tenant in the terms, provisions, covenants or conditions of the Lease beyond any applicable notice and cure periods or (b) to draw at a bank location in Nassau County the full L/C Amount thereof to be held as cash security pursuant to this Article if for any reason a Non-Renewal Draw Event (as such term is hereinafter defined) has occurred.  For purposes of this Article, a Non-Renewal Draw Event shall mean, as of the thirtieth (30th) day immediately preceding the expiration date of the Letter of Credit (the “Non-Renewal Draw Event Determination Date”), that the letter of Credit is neither renewed nor replaced by a letter of credit that meets all of the requirements of this Article.  The Letter of Credit (and each renewal thereof, which shall then be deemed to be the “Letter of Credit” for all purposes of this Article) shall (i) be for a term of not less than one (1) year (except that the last Letter of Credit shall be for a term expiring forty-five (45) days after the Expiration Date); (ii) expressly provide for the issuing bank to notify Landlord in writing not less than thirty (30) days prior to its expiration as to its renewal or non-renewal, as the case may be, and further provided that if a Non-Renewal Draw Event has occurred as of the Non-Renewal Draw Event Determination Date, the Letter of Credit (and each renewal thereof) shall be immediately available for Landlord to draw up to the full L/C Amount (to be held as cash security pursuant to this Article); (iii) be fully transferable by the beneficiary thereof (and its successors and assigns) without charge or if there is a charge for such transfer, the charge therefor shall be paid by Tenant upon demand by Landlord; and (iv) be in form and substance approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.  Not less than thirty (30) days prior to the expiration date of each Letter of Credit (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Letter of Credit subject to all of the conditions aforesaid, all to the intent and purposes, that a Letter of Credit in the sum of not less than the L/C Amount shall be in effect during the entire Extension Term of this Lease.  In the event that Landlord applies any portion or all of the proceeds of the Letter of Credit, Tenant shall within ten (10) days of its receipt of written notice of such application, restore the amount so applied by causing the bank issuing the Letter of Credit to issue an amendment thereto, or if no Letter of Credit was then outstanding by causing a new Letter of Credit to be issued so that, at all times, the amount of the Letter of Credit which may be drawn upon shall be at least equal to the L/C Amount.  Failure by Tenant to comply with the provisions of Section 27.1 through Section 27.3, inclusive shall be deemed a material default hereunder entitling Landlord to exercise any and all remedies as provided in this Lease for default in the payment of Basic Rent and, to draw on the existing Letter of Credit, or the Security Deposit, if any, up to its full amount.

Section 27.4     Notwithstanding anything contained herein to the contrary, Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant including all creditors, does hereby waive any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law, to (i) the service of any notice of intention to re-enter or institute legal proceedings to that end, excluding service of process, (ii) redeem the Demised Premises, (iii) re-enter or repossess the Demised Premises, or (iv) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Landlord or after any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

Section 27.5     Solely for the purposes of a proceeding under the present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (a “bankruptcy law”), the following terms and conditions have been agreed upon by Landlord and Tenant: (a) In the event of a default by Tenant under this Lease continuing after the filing of a voluntary or involuntary petition (a “pre-petition default”) under any bankruptcy law, a period exceeding thirty (30) days for curing such default shall in no event be deemed reasonable; (b) In order to be deemed adequate assurance by Tenant for the cure of any pre-petition default, Tenant, or the trustee, as the case may be, must (i) deposit with a banking institution selected by Landlord securities, in negotiable form, issued by the United States of America, with a fair market value, at all relevant times, equal to twice the amount of rent due or the cost, as reasonably estimated by Landlord of curing the pre-petition default, as the case may be, or (ii) grant to Landlord a security interest or lien, which shall be superior to any and all claims and liens, on any of Tenant’s property that is valued at liquidation at twice the amount of such rent or cost; (c) In order to be deemed adequate assurance by Tenant, with respect to the payment of rent due after the filing of a voluntary or involuntary petition under any bankruptcy law, Tenant must, at Tenant’s election, either (i) deposit with a banking institution selected by Landlord securities in negotiable form, issued by the United States of America, with a fair market value, at all relevant times, of not less than six (6) months’ rent, or (ii) grant a security interest or lien, which shall be superior to any and all applicable claims and liens, in any of Tenant’s property that is valued at liquidation at not less than six (6) months' rent.

9.             Tenant represents and warrants to Landlord that Tenant has not consulted nor negotiated with any broker or finder other than CLK/Houlihan-Parnes, LLC and CB Richard Ellis, Inc (collectively referred to as the “Broker”) with regards to any of the terms of this Twelfth Amendment of Lease.  Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, losses, judgments, costs and expenses (including reasonable attorneys' fees and disbursements) arising out of any claim or action by any broker or finder other than Broker for a commission or compensation in connection with this Twelfth Amendment of Lease or the transactions contemplated thereby. Landlord agrees to pay commissions due Broker pursuant to separate written agreement.

10.           (a)  This Agreement is hereby tendered to Tenant without obligation on Landlord's part and in no event shall be deemed to be binding upon Landlord or give Tenant any rights unless and until Landlord shall have executed and unconditionally delivered an original counterpart of the Agreement to Tenant.

                (b)  This Agreement may not be changed, modified or canceled orally.  Except as hereinabove modified and amended, and as so modified and amended, the Lease is hereby ratified and affirmed in all respects and shall be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals on the day and year first above written.

                                                                                                 LANDLORD:

                                                                                            LAKE PARK 1000 WOODBURY ROAD

                                                                                                 By: /s/Andrew M. Greenspan
                                                                               Authorized Signatory

                                                                                                 CLK-HP 1000 WOODBURY ROAD LLC,

By: /s/Andrew M. Greenspan
                                                                              Authorized Signatory

TENANT:

DELTA FUNDING CORPORATION

  By: /s/Morris Kutcher